EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of NEBO Products, Inc. on Form 10-QSB for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Scott Holmes, Chief Executive Officer and Jeremy Thorpe, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                   /s/ Scott Holmes
                                  -----------------------------------
                                  Scott Holmes
                                  President and Chief Executive Officer
                                  NEBO Products, Inc.

                                   /s/ Jeremy Thorpe
                                  --------------------------
                                  Jeremy Thorpe
                                  (Chief Accounting Officer)